Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Dialysis Corporation of America (the “Company”) on Form 10-Q for the first quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Stephen W. Everett, President and Chief Executive Officer of the Company, and Don Waite, Vice President of Finance and Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350 that, to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen W. Everett
STEPHEN W. EVERETT, President and Chief
Executive Officer

/s/ Don Waite
DON WAITE, Vice President of Finance and
Chief Financial Officer
Dated: May 16, 2005